EXHIBIT (J)(2)

                               CONSENT OF COUNSEL
                               ------------------

                                                       February 16, 2001

Principal Preservation Portfolios, Inc.
215 North Main Street
West Bend WI  53095

Attn:  Robert J. Tuszynski, President

     Re: CONSENT TO INCORPORATION OF LEGAL OPINION IN POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Ladies and Gentlemen:

     We hereby consent to the incorporation of our opinion regarding the legality of the shares of Principal Preservation Portfolios, Inc. into the Post-Effective Amendment to Principal Preservation's Registration Statement to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Post-Effective Amendment No.38 to Principal Preservation's Registration Statement on Form N-1A (Registration Number 33-12), which was filed with the Securities and Exchange Commission on April 30, 1997. We also consent to the use of our name under the heading "Counsel and Independent Public Accountants" in the Statement of Additional Information included as Part B of this Post-Effective Amendment.

                                                       Very truly yours,

                                                       /s/  Quarles & Brady LLP

                                                       QUARLES & BRADY LLP